                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           STRIKER INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                                                                   May 21,1997




Dear Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders on Monday, June 2, 1997 at the Omni Houston Hotel in Houston, Texas.

         At this year's Annual Meeting, you are being asked to (i) vote for the election as Directors of the three individuals nominated by the Company's Board of Directors, (ii) approve an amendment to the Company's Certificate of Incorporation to effect a 1-for-2.5 reverse stock split of the issued Common Stock of the Company and (iii) ratify the Board of Directors' appointment of KPMG Peat Marwick as the Company's auditors for the current year.

        Delaware law requires that the Directors of the Company be elected by the stockholders and that any amendment of the Company's Certificate of Incorporation be approved by the favorable vote of a majority of the outstanding shares of the Company's Common Stock. Your vote on these matters is important.

       The Board of Directors and I believe that retention of each member of the current Board of Directors, approval of the proposal to effect the reverse stock split more fully described in the enclosed Proxy Statement and ratification of the appointment of the Company's auditors are in the best interests of the Company and its stockholders. Since the failure to cast a vote may result in delays regarding these important matters, it is vital that you sign and mail the enclosed proxy card promptly.

        The Board of Directors recommends that you vote FOR each of the individuals nominated for election as a Director; FOR amendment of the Company's Certificate of Incorporation to effect the reverse stock split; and FOR ratification of the appointment of the Company's auditors.

                                                Very truly yours,


                                                David A. Collins
                                       President and Chief Executive Officer

                            STRIKER INDUSTRIES, INC.
                            ONE RIVERWAY, SUITE 2450
                              HOUSTON, TEXAS 77056



                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                            TO BE HELD JUNE 2, 1997


                           --------------------------



        Notice is hereby given that the annual meeting (the "Annual Meeting") of the stockholders of Striker Industries, Inc., a Delaware corporation (the "Company"), will be held at the Omni Houston Hotel, Four Riverway, Houston, Texas on Monday, June 2, 1997 at 10:00 a.m., Houston time, for the following purposes:

        1. To elect three Directors of the Company.

        2. To consider and act upon a proposal to amend the Certificate of Incorporation of the Company to effect a 1-for-2.5 reverse stock split (the "Reverse Stock Split") of the issued (but not the authorized and unissued) Common Stock of the Company, including shares of Common Stock of the Company held by it as treasury shares, in connection with which Reverse Stock Split one new share of Common Stock would be exchanged for every two and one half shares of Common Stock issued as of the effective date of the amendment, and the par value of the Common Stock, both issued and authorized but unissued shares, would be increased from $0.20 per share to $0.50 per share.

        3. To act upon ratification of the appointment by the Board of Directors of KPMG Peat Marwick. LLP as auditors of the Company for the ensuing year.

        4. To address any other business that may properly come before the Annual Meeting.

        A record of the stockholders has been taken as of the close of business on May 19, 1997, and only those stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available commencing May

23, 1997, and may be inspected prior to the Annual Meeting during normal business hours at the offices of the Company at One Riverway, Suite 2450, Houston, Texas 77056.

        Your participation in the Company's affairs is important. To ensure your representation, if you do not expect to be present at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope which has been provided for your convenience. The prompt return of proxy cards will ensure a quorum and save the Company the expense of further solicitation.

                                        By Order of the Board of Directors.


                                        Matthew D. Pond
                                        Chief Financial Officer and Secretary

                            STRIKER INDUSTRIES, INC.
                            One Riverway, Suite 2450
                              Houston Texas 77056


                                PROXY STATEMENT


                                   REGARDING
                       THE ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  JUNE 2, 1997

                        -------------------------------



        This Proxy Statement is being mailed to stockholders commencing on or about May 21, 1997, in connection with the solicitation by the Board of Directors (the "Board") of Striker Industries, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting (the "Annual Meeting") of stockholders to be held in Houston, Texas on Monday, June 2, 1997 (the "Annual Meeting Date"), and upon any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated therein as the appointed holders of the proxies. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Annual Meeting for the purpose of determining a quorum, but will not be counted as votes cast on the matter. Any proxy on which no direction is specified will be voted : (i) FOR each of the nominees for Director named herein, (ii) FOR amendment of the Certificate of Incorporation of the Company to effect a 1-for-2.5 reverse stock split (the "Reverse Stock Split") of the issued (but not the authorized and unissued) Common Stock of the Company, including shares of the Company's Common Stock held by it as treasury shares, and (iii) FOR ratification of the appointment of KPMG Peat Marwick, LLP as auditors of the Company for the current year, and otherwise in accordance with the judgment of the appointed holders of the proxies. A stockholder may revoke a proxy by: (i) delivering to the Company written notice of revocation, (ii) delivering to the Company a proxy signed on a later date, or (iii) appearing at the Annual Meeting and voting in person.

May 21, 1997


                               TABLE ON CONTENTS

                           -------------------------


                                                                                Page

OUTSTANDING VOTING SECURITIES                                                     3

ELECTION OF DIRECTORS                                                             3
           Information Regarding the Nominees                                     3
           Activity, Structure and Compensation of the Board of Directors
                  and Certain Committees                                          4
           Vote Required for Election                                             4

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO
            EFFECT A REVERSE STOCK SPLIT                                          5
            Proposed Charter Amendment                                            5
            Purpose and Effect of the Amendment                                   5
            Exchange of Stock Certificates; No Fractional Share Interests         6
            Federal Income Tax Consequences                                       7
            Vote Required for Amendment                                           7

RATIFICATION OF APPOINTMENT OF AUDITORS                                           7

REPORT ON EXECUTIVE COMPENSATION                                                  8
            Summary of Compensation                                               8
            Option Grants                                                         9
            Aggregate Option Exercises                                            9
            Employment Agreements                                                 9
            Performance Graph                                                     10
            Board of Directors Compensation Report                                11

OTHER INFORMATION                                                                 11
             Principal  Stockholders                                              12
             Executive Officers                                                   12
             Board of Director Interlocks                                         13
             Compliance With Section 16(a) of the Exchange Act                    13

FINANCIAL AND OTHER INFORMATION                                                   13

MISCELLANEOUS MATTERS                                                             14

ANNEX A: Proposed Amendment to Article V of the Company's
             Certificate of Incorporation

                         OUTSTANDING VOTING SECURITIES

        As of May 19, 1997, the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting, there were issued, outstanding and entitled to vote 10,912,564 shares of the Company's Common Stock (the "Common Stock"). The Delaware General Corporation Law, the Company's Certificate of Incorporation and the Company's Bylaws prescribe that each share of Common Stock entitles the holder to one vote.

                             ELECTION OF DIRECTORS

        At the Annual Meeting, three Directors are to be elected, each Director to hold office until the next annual meeting of stockholders and until his respective successor is elected and qualified. The persons named in the accompanying proxy card (the "Nominees") have been nominated by the Board of Directors, except as otherwise indicated, and unless authority is withheld, the persons appointed as proxies in the accompanying proxy intend to vote for the Nominees for election to the Board of Directors. If any Nominee should become unavailable for election, the persons named as proxies in the accompanying proxy card will vote the shares represented thereby for the election of such other person as the Board of Directors may recommend, unless the Board reduces the number of Directors; however, the Board of Directors is not aware of any circumstances likely to render any Nominee unavailable.

INFORMATION REGARDING THE NOMINEES

        Certain information regarding each of the Nominees as of March 31, 1997 is set forth in the following table:


                                                                            Beneficial Ownership
                                                                             of Common Stock (1)
                                                                           -----------------------
                                                                           Amount and
                                                       Director             Nature of     Percent
Name                   Position Held            Age     Since              Ownership of    Class

David A. Collins      Chairman of the           44       1993              2,340,481(2)      20.1%
                      Board, President                                      Direct
                      and Chief Executive
                      Officer; Director

William B. Locander   Director                  52       1993                  0                0%

Matthew D. Pond       Chief Financial Of-
                      ficer, Secretary and
                      Treasurer; Director       33       1993                420,000(3)       3.7%

All Nominees as a group (2) (3)                                            2,760,481         22.9%

-------------------------------

(1) Each person has sole voting and investment power with respect to the shares, except as otherwise specified, and is a United States citizen. The address of each of Messrs. Collins and Pond is One Riverway, Suite 2450, Houston, Texas 77056. The address of Mr. Locander is 6303 MacLaurin Drive, Tampa, Florida 33647.
(2) Includes 750,000 shares that may be acquired upon the exercise of vested exercisable options.
(3) Includes 395,000 shares that may be acquired upon the exercise of vested exercisable options.

        DAVID A. COLLINS has served as President and Chief Executive Officer of the Company from January 1993 to the present, and as a director and officer (Chief Executive Officer, May 1992) of Striker Holdings, Inc. and its wholly-owned subsidiary, Striker Paper Corporation, January 1991 to the present. Mr. Collins also served as President, principal and managing director of Serfin Securities, Inc. (formerly "OBSA International, Inc."), a broker-dealer subsidiary of Grupo Financero Serfin, S.A. de C.V., the Mexican holding company of Operadora de Bolsa, S.A. de C.V., a publicly-traded Mexican broker-dealer, January 1988 to June 1992.

        WILLIAM B. LOCANDER has been Chairman and Frank Harvey Professor of Marketing and Quality in the Department of Marketing of the University of South Florida from 1992 to the present and has served as Distinguished Professor of Marketing and Phillips Consumer Electronics Faculty Scholar in the Department of Marketing and Transportation at the University of Tennessee at Knoxville, from 1983 to 1992. Mr. Locander has served as a member of the Board of Examiners for the Malcolm Baldridge National Quality Award, 1991 and 1992; Chairman of the American Marketing Association Strategic Planning Committee, 1989 to 1990; and President of the American Marketing Association, 1988 to 1989.

        MATTHEW D. POND, the Chief Financial Officer, Secretary and Treasurer of the Company, a position he has held from December 1993 to the present.
Mr. Pond served only as Chief Financial Officer of the Company from September to December 1993. Mr. Pond was a certified public accountant with Arthur Andersen & Co. in its Dallas and Houston, Texas offices from September 1986 through August 1993.

ACTIVITY, STRUCTURE AND COMPENSATION OF THE BOARD OF DIRECTORS AND CERTAIN
           COMMITTEES

        The Company's operations are managed under the broad supervision of the Board of Directors, which has responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. The Board of Directors presently has no committees. Due to the small size of the Board of Directors, its members are able to communicate and make decisions efficiently without formal meetings. Accordingly, during 1996, the Board of Directors held no formal meetings and all Board action was taken by unanimous written consent and telephonic communication. Directors do not receive compensation for service on the Board of Directors; however, employee Directors are eligible to participate in the Company's 1994 Amended and Restated Incentive Stock Plan. See "Report on Executive Compensation".

VOTE REQUIRED FOR ELECTION

        The three Nominees for election as Directors at the Annual Meeting who receive the greatest number of votes cast by the holders of Common Stock present at the Annual Meeting in person or represented thereat by proxy and entitled to vote shall be the duly elected Directors.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL THREE
                      NOMINEES TO THE BOARD OF DIRECTORS.

           AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT A
                              REVERSE STOCK SPLIT

PROPOSED CHARTER AMENDMENT

        On April 18, 1997, the Board of Directors unanimously adopted a resolution authorizing and declaring, subject to approval by stockholders of the necessary amendment to the Certificate of Incorporation of the Company, a 1-for-2.5 Reverse Stock Split, which split will reduce by two-fifths the number of shares of Common Stock owned by and reserved for issuance to holders of shares Common Stock (including shares then held by the Company as treasury shares), options and Warrants of the Company outstanding on and as of the effective date of the filing with the Secretary of State of Delaware of the amendment to Article V of the Company's Certificate of Incorporation with respect to this proposal, subject to the provisions for the elimination of fractional shares and rounding up to the nearest whole share as described below.

PURPOSE AND EFFECT OF THE AMENDMENT

        The Reverse Stock Split would reduce the number of outstanding shares of Common Stock of the Company to approximately 4,365,026 shares , or approximately two-fifths the number of shares outstanding prior to the Reverse Stock Split. The Reverse Stock Split will not affect any stockholder's proportionate equity interest in the Company, sub-ject to the provisions for the elimination of fractional shares and rounding up to the nearest whole share in every instance. If the proposal for amendment of the Company's Certificate of Incorporation to effect the Reverse Stock Split is approved, each outstanding share of Common Stock will be entitled to one vote at each meeting of stockholders, as is the case with each presently outstanding share. While a reduced number of outstanding shares of Common Stock could adversely affect the liquidity of the Common Stock, management of the Company does not believe this is likely to happen. Because the par value of the Common Stock will be increased, to $0.50 per share from $0.20 per share, by the same proportion that the number of outstanding shares will be decreased, there will be no change in the stockholders' equity, stated capital or paid-in capital of the Company, or the amount that could lawfully be distributed to stockholders. The Reverse Stock Split is not intended as an anti-takeover device and is not expected to function unintentionally as one.

        The Board of Directors desires to enhance the value of the shares of Common Stock and believes that the value of a share of Common Stock will be significantly less, and efforts to enhance the value of a share will be impaired, if the Reverse Stock Split is not approved and implemented. Management believes that a lower per-share market price of the shares of Common Stock will impair the acceptability of the Common Stock to institutional investors and other members of the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community. However, in practice this is not necessarily the case, and many institutional investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Further, management of the Company believes that a lower per-share price will reduce the effective marketability of the Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Many brokerage firms also prohibit investors from purchasing on margin stocks that are trading below certain prices per share. Additionally, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced stock.

        The Reverse Stock Split is intended to result in a higher per-share market price for the Common Stock, both now and in the future. Hopefully, this will increase investor interest and eliminate the resistance of brokerage firms. However, there can be no assurance that the market price of a share of Common Stock after the Reverse Stock Split will be a substantial multiple above the market price before the Reverse Stock Split, that the mar-ketability of the Common Stock increase or that the Reverse Stock Split will otherwise have the desired effects described.

EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL SHARE INTERESTS

        The Reverse Stock Split will be effective on the effective date (the "Effective Date") of the filing with the Secretary of State of Delaware of the Certificate of Amendment with respect to this proposal. Stockholders of the Company on and as of the Effective Date will then be furnished the necessary materials and instructions to effect the exchange of their certificates representing Common Stock outstanding prior to the Reverse Stock Split (the "Pre-Split Shares") for new certificates representing the Common Stock of the Company outstanding after the Reverse Stock Split (the Post-Split Shares"). Certificates representing Pre-Split Shares presented for transfer subsequent to the Effective Date may be transferred by the Company's Transfer Agent, but certificates representing the reissued shares will represent only the number of Post-Split Shares to which the holder of the Pre-Split Shares presented for transfer was entitled on and as of the Effective Date. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES FOR EXCHANGE UNTIL AFTER THE EFFECTIVE DATE AND RECEIPT OF NOTIFICATION AND INSTRUCTIONS FROM THE COMPANY.

        No fractional shares will be issued and all fractional shares, no matter how small, will be rounded up to the nearest whole share. Accordingly, no stockholder will receive less than one share as a result of this proposal.

FEDERAL INCOME TAX CONSEQUENCES

        This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers as, for example, non-resident aliens, broker-dealers or insurance companies. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them of the Reverse Stock Split.

        The exchange of Pre-Split Shares for Post-Split Shares should not result in recognition of gain or loss for federal income tax purposes. Provided that a stockholder held the Pre-Split Shares as a capital asset, the Post-Split Shares received in exchange therefor will also be held as a capital asset and the holding period of the Post-Split Shares will include the stockholder's holding period for the Pre-Split Shares. The tax basis of the Post-Split Shares will be the same as the tax basis of the Pre-Split Shares exchanged therefor.

VOTE REQUIRED FOR AMENDMENT

        Amendment of the Company's Certificate of Incorporation to provide for the Reverse Stock Split requires the favorable vote of a majority of the outstanding shares of Common Stock of the Company, pursuant to the requirements of the Delaware General

Corporation Law. If the proposed amendment is approved by the Stockholders, the amendment will become effective on the Effective Date, the date of its filing with the Secretary of State of Delaware.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF THE CERTIFICATE OF
                INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

                    RATIFICATION OF APPOINTMENT OF AUDITORS

        The Board of Directors has appointed the firm of KPMG Peat Marwick, LLP, independent accountants, to be the Company's auditors for the year 1997 and recommends to stockholders that they vote for ratification of that appointment. KPMG Peat Marwick has served as auditors of the Company since December 1, 1995. The decision of the Board is based on the recommendation of management of the Company which reviews and approves in advance the audit scope, types of other accounting services required and the estimated fees for the coming year. In making its recommendation to the Board, management carefully considered the firm's qualifications as auditors for the Company, including a review of the firm's performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. Management has expressed its satisfaction with KPMG Peat Marwick, LLP in all of these respects. Representatives of the firm will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

        The vote required to constitute stockholder action ratifying the appointment of the Company's auditors under the Delaware General Corporation Law is the favorable vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
                         APPOINTMENT OF THE AUDITORS.

                        REPORT ON EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

        The following table provides certain summary information concerning compensation paid or accrued during fiscal years ended December 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer and its Chief Financial Officer.

                                                                                     Long Term
                                                                                   Compensation
                                      Annual Compensation                             Awards
                                                                         Restricted Securities
                                                            Other Annual  STOCK       Under
Name and Position          Year      Salary       Bonus     Compensation  Awards    Options(1)
David A. Collins           1996     $419,000     $31,000         0           0          0
   President, Chief        1995      139,583         0           0           0          0
   Executive Officer       1994      158,333         0           0           0      1,000,000

Matthew D. Pond            1996     $240,000         0           0           0          0
                           1995       64,583         0           0           0          0
                           1994       58,333         0           0           0       600,000

---------------------------------

  (1) The shares underlying the non-qualified stock options granted in 1994 under the Company's 1994 Amended and Restated Incentive Stock Plan (the "Stock Plan") vested over three years at the rate of 400,000 shares on January 1, 1994 and 300,000 shares on January 1 of each of 1995 and 1996 for David A. Collins; and vests 60,000 shares on January 1 of each of 1994 and 1995, 120,000 shares on January 1, 1996 and 180,000 shares on January 1 of each of 1997 and 1998 for Matthew D. Pond. Each option granted under the Stock Plan may become immediately exercisable on the occurrence of a Change in Control (as defined in the Stock Plan).

OPTION GRANTS

        No options and no stock appreciation rights were granted to the Chief Executive Officer or to the Chief Financial Officer during the fiscal year ended December 31, 1996.

AGGREGATE OPTION EXERCISES

        The following table provides information with respect to options exercised during the fiscal year ended December 31, 1996 by the Chief Executive Officer and the Chief Financial Officer listed in the preceding table and the fiscal year-end value of unexercised Options held by each of said officers.

                                                       Number of                  Value of Unexercised
                                                 Unexercised Options at           In-the-Money Options
                                                    December 31, 1996           at December 31, 1996(1)
                       Shares                                       Not                           Not
                     Acquired on      Value       Currently      Currently     Currently       Currently
Name                   Exercise      Realized    Exercisable    Exercisable   Exercisable     Exercisable
David A.
  Collins              250,000      $1,250,000     750,000              0     $3,750,000                0

Matthew D.
   Pond                 25,000        $125,000     215,000        360,000     $1,075,000       $1,800,000

------------------------------
  (1) Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the fair market value of the Common Stock on December 31, 1996 ($6.00 per share), calculated with reference to the closing price of the Company's Common Stock on the NASDAQ SmallCap Market on that date, and the exercise price, which is $1.00 per share. Options are in-the-money if the fair market value of the underlying Common Stock exceeds the exercise price of the option shares.

EMPLOYMENT AGREEMENTS

        There are no employment agreements between the Company and any of its Executive Officers.

PERFORMANCE GRAPH

        Prior to the second quarter of 1994, the public market for shares of the Company's Common Stock had been inactive since the beginning of the third quarter of 1991. On June 9, 1994, shares of Common Stock of the Company were listed for trading on the Boston Stock Exchange; subsequently, the shares were also listed for trading on April 17 1995 on the NASDAQ SmallCap Market. The following is a line graph comparison of the cumulative total return for the Company, the Industry Index chosen (MG Industry Group 381-Paper Products) and the Broad Market Index chosen (NASDAQ Market) for the time period for which quotes are available:





                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                    [GRAPH]

                                   06/09/94     12/31/94      12/31/95     12/31/96
                                   --------     --------      --------     --------
Striker Industries, Inc. ..........  $100       $102.22       $107.73       $111.11
Industry Index ....................  $100       $109.66       $136.28       $156.55
Broad Index .......................  $100       $101.30       $131.40       $163.29

The above graph compares the cumulative total return for Common Stock of the Company with the comparable cumulative return of two indexes, for the period from re-inception of trading of Common Stock of the Company in the second quarter of 1994 through December 31, 1996. The graph assumes $100 invested on June 9, 1994 in the Company's Common Stock, and $100 invested at the same time in each of the two indexes.

BOARD OF DIRECTORS COMPENSATION REPORT

        The Company's executive compensation consists of the following elements: base compensation, cash bonus and the Stock Plan. Executive base compensation for senior executives (including the Chief Executive Officer and the Chief Financial Officer) is intended to be competitive with that paid in comparably situated industries and to provide a reasonable degree of financial security and flexibility to those individuals whom the Board of Directors regards as adequately performing the duties associated with the various senior executive positions. In furtherance of this objective, the Board of Directors periodically, though not necessarily annually, reviews the salary levels of companies that are regarded by the Board of Directors as having sufficiently similar financial and operational characteristics to provide a reasonable basis for comparison. Although the Board of Directors does not attempt specifically to tie executive base pay to that offered by any particular sampling of companies, the review provides a useful gauge in administering the Company's base compensation policy. In general, however, the Board of Directors considers the credentials, length of service, experience and consistent performance of each individual senior executive when setting compensation levels.

        The Revenue Reconciliation Act of 1993 restricts the ability of a publicly held corporation to deduct compensation in excess of $1,000,000 paid to its chief executive officer and its four most highly compensated officers. Based on its current compensation structure, the Company does not anticipate that any of its officers will reach the $1,000,000 threshold.

        The Stock Plan is intended to provide key employees, including the Chief Executive Officer and the Chief Financial Officer of the Company and its subsidiaries, with a continuing proprietary interest in the Company, with a view to increasing the interest in the Company's welfare of those personnel who share the primary responsibility for the man-agement and growth of the Company. Moreover, the Stock Plan provides a significant non-cash form of compensation, which is intended to benefit the Company by enabling it to continue to attract and retain qualified personnel.

        The Board of Directors is also authorized to make incentive equity awards (the "Incentive Awards") under the Stock Plan to key employees, including officers (whether or not they are also Directors) of the Company and its subsidiaries.

        During the fiscal year ended December 31, 1996, non-qualified stock options covering an aggregate of 275,000 shares of Common Stock of the Company granted to the Chief Executive Officer and the Chief Financial Officer of the Company in 1994 were exercised by these senior executive officers. See "Aggregate Option Exercises". No further stock options, stock appreciation rights or other Incentive Awards were granted by the Company to any of its employees during the fiscal year ended December 31, 1996.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at March 31, 1997 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each of the executive officers named in the Summary Compensation Table (see "Summary of Compensation"), and (iii) all Directors and executive officers as a group:

                                                                          Beneficial Ownership
                                                                             of Common Stock
                                                               Amount and Nature             Percent of
                                                                 of Ownership                  Class
Name and Address of Beneficial Owner (1)
David A. Collins                                                2,340,481 (2)(3)               20.1%
Northern Globe Building Materials, Inc.                         1,345,790 (2)                  12.3%
Matthew D. Pond                                                   420,000 (2)(4)                3.7%
All Named Executive Officers and Directors
     as a Group                                                 2,760,481 (5)                  22.9%

---------------------------------------

(1) The address of each of Messrs. Collins and Pond is One Riverway, Suite 2450, Houston, Texas 77056. The address of Northern Globe Building Materials is 22 Sydenham Street, Brantford, Ontario, Canada N3T 5S1.
(2)  Represents direct ownership of each stockholder.
(3) Includes 750,000 shares that may be acquired upon the exercise of vested exercisable options.

(4) Includes 395,000 shares that may be acquired upon the exercise of vested exercisable options.
(5) Includes 1,145,000 shares that may be acquired upon the exercise of vested exercisable options.

EXECUTIVE OFFICERS

        The executive officers of the Company serve at the pleasure of the Board of Directors and serve until removed or fail to be reelected by the Board of Directors. The Company's executive officers are listed in the following table. Biographical information with respect to each executive officer appears elsewhere in this Proxy Statement. See "Election of Directors Information Regarding the Nominees".

Name                        Age                  Position Held
David A. Collins            44                   President and Chief
                                                 Executive Officer

Matthew D. Pond             33                   Chief Financial Officer
                                                 Secretary and Treasurer

BOARD OF DIRECTOR INTERLOCKS

        One or more of the Directors and executive officers of the Company also serve as directors and officers of the Company's subsidiary corporations.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors who own more than 10% of the outstanding shares of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission, copies of which filed reports are required to be furnished to the Company. Based solely on its review of any forms received by it, the Company believes that during the year ended December 31, 1996 all filing requirements applicable to the Company's officers, Directors and greater than 10% stockholders were met.

                         FINANCIAL AN OTHER INFORMATION

        The Annual Report of the Company on Form 10-K (the "Annual Report"), filed by the Company with the Securities and Exchange Commission (the "SEC") on April 15,

1997, accompanies this Proxy Statement. The Annual Report constitutes the Company's annual report to stockholders for the fiscal year ended December 31, 1996 which is required to accompany or precede the Proxy Statement under the SEC's proxy rules. The proposal for the Reverse Stock Split will involve a change in the par value of shares of Common Stock of the Company and an exchange of certificates representing shares of the Company's outstanding Common Stock. The SEC's proxy rules require the Proxy Statement to contain and provide to stockholders certain financial and other information in connection with any such actions, unless such financial and other information is not deemed material for the exercise of prudent judgment in regard to the matter to be acted upon. Since the Reverse Stock Split will not affect any stockholder's proportionate equity interest in the Company, subject to the rounding process; that no stockholder will be eliminated as a result of the proposal by reason of the rounding process and that the proposal will have no financial affect on the financial statements of the Company (see "Amendment of the Certificate of Incorporation to Effect a Reverse Stock Split - Purpose and Effect of the Amendment"), the financial and other information called for under the proxy rules is not deemed material for the exercise of prudent judgment with respect to the proposal.

                             MISCELLANEOUS MATTERS

       The Annual Report accompanying this Proxy Statement constitutes the Company's annual report to stockholders covering the fiscal year ended December 31, 1996. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 1998 annual meeting of stockholders is required to submit such proposal(s) to the Company on or before January 2, 1998. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone. The persons named as proxies in the enclosed proxy card intend to exercise their judgment in voting shares represented by duly executed proxies on other matters that come before the Annual Meeting for action. Management does not expect that any matters other than those referred to in this Proxy Statement will be presented for action at the Annual Meeting.



Matthew D. Pond
Chief Financial Officer,
Secretary and Treasurer



May 21, 1997

                                    ANNEX A

PROPOSED AMENDMENT TO ARTICLE V OF THE COMPANY'S CERTIFICATE OF INCORPORATION

        RESOLVED: That the Board of Directors of the Company proposes and declares it advisable that ARTICLE V of the Certificate of Incorporation of the Company be amended to increase the par value of the Common Stock of the Company to $0.50 per share simultaneously with a 1-for-2.5 reverse stock split of the issued (but not the authorized and unissued ) Common Stock of the Company on and as of the date of filing with the Secretary of State of Delaware (herein referred to as the "Effective Date") for such purpose of a Certificate of Amendment to the Company's Certificate of Incorporation, including shares of Common Stock of the Company then held by it as treasury shares and including shares of the Company's Common Stock reserved for issuance on the Effective Date to holders of its then outstanding options and Warrants, and that, as so amended, ARTICLE V shall thereafter be and read as follows:

                                   "ARTICLE V

          The total number of shares of all classes of capital stock which this Corporation shall have authority to issue is 30,000,000 shares, which shall be divided into two classes as follows:

          5,000,000 shares of Preferred Stock with a par value of $0.20 per share, and

          25,000,000 shares of Common Stock with a par value of $0.50 per share.

          At such time as the Certificate of Amendment to the Certificate of Incorporation of this Corporation providing for 5,000,000 shares of Preferred Stock of this Corporation with a par value of $0.20 per share and 25,000,000 shares of Common Stock of this Corporation with a par value of $0.50 per share is filed with the Secretary of State of Delaware (the date of such filing being hereinafter called the "Effective Date"), the issued (but not the authorized and unissued) shares of Common Stock of the Corporation, including shares of Common Stock of the Corporation held by it as treasury shares on the Effective Date, and including shares of the Company's Common Stock reserved for issuance on the Effective Date to holders of then outstanding options and Warrants of the Company, will be changed and split on the basis of 1 share with a par value of $0.50 per share for each 2.5 shares with a par value of $0.20 per share. No fractional shares will be issued and all fractional shares will be rounded up to the nearest whole share. On the Effective Date, all shares of Common Stock of the Corporation of the par value of $0.20 per share issued and outstanding or held in the treasury of the Corporation (but not authorized and unissued shares) or then reserved for issuance to holders of then outstanding options and War-rants of the Corporation, shall at such time, without any action on the part of the holders thereof, be reclassified, changed and converted into a number of shares of Common Stock of the Corporation of the par value of $0.50 per share equal to 2/5 of the aggregate number of shares of Common Stock of the Corporation of the par value of $0.20 per share outstanding or held in the treasury or reserved for issuance to holders of options and Warrants of the Corporation immediately prior to the Effective Date, without increasing or decreasing the amount of stated capital or surplus of the Corporation. As promptly as practicable after the effective date of the reclassification and change in the shares of the Common Stock of the Corporation in accordance with the foregoing, notice shall be given to all stockholders of record of the Corporation on the Effective Date to surrender their certificate or certificates of shares of Common Stock of the Corporation to the Corporation's Transfer Agent for cancellation and reissuance in accordance with the terms of the provisions of amended ARTICLE V as set forth in the Certificate of Amendment. On the Effective Date, no shares of Preferred Stock of the Corporation will have been issued or be outstanding.

          The Common Stock or Preferred Stock may be issued by the Corporation from time to time for such consideration and upon such terms as may be fixed from time to time by the Board of Directors and as may be permitted by law, without action by any stockholders.

          Each share of Common Stock shall be equal to every other share of Common Stock in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.

          The Preferred Stock shall be classified, divided and issued in series. Each series of Preferred Stock may be issued as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors pursuant to the authority vested in it. Each series is to be appropriately designated prior to the issue of any shares thereof by some distinguishable letter, number or title. All shares of Preferred Stock shall be of equal rank and have the same powers, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, without distinction between the shares of different series thereof, except in regard to the following particulars, which may be different in different series:

        1. The rate of dividend.
        2. The price at and the terms and conditions on which shares may be redeemed.
        3. The amount payable upon shares in the event of voluntary or involuntary liquidation.
        4. Sinking fund provisions for the redemption or purchase of shares.
        5. The terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion.

        6. Voting rights, if any.

          The Board of Directors may, from time to time, increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any Preferred Stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued Preferred Stock by fixing or altering the terms thereof in respect to the above mentioned particulars and by assigning the same to an existing or newly-created series from time to time before the issuance of such stock.

          Dividends shall be payable upon the Preferred Stock or Common Stock at the discretion of the Board of Directors of the Corporation at such time and in such amounts as it deems advisable, subject, however, to the provisions of applicable law."

PROXY                                                STRIKER INDUSTRIES, INC.
                                                     ONE RIVERWAY, SUITE 2450
                                                       HOUSTON, TEXAS 77056

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON JUNE 2, 1997.


     The undersigned stockholder of Striker Industries, Inc. (the "Company") hereby appoints each of David A. Collins and Matthew D. Pond attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Omni Houston Hotel, Four Riverway, Houston, Texas 77056, on
June 2, 1997, at 10:00 a.m., Houston, Texas Time, and at any adjournments of said meeting, all of the shares of Common Stock which the undersigned may be entitled to vote.


1.   ELECTION OF DIRECTORS:   [ ]  For the election of David A. Collins,
                                   William B. Locander and Matthew D. Pond as directors.

                              [ ] Withhold Authority to vote for all directors listed above

                              [ ] Withhold Authority to vote for the directors written on the line provided below (please print)


                              -----------------------------------------------
                              CONTINUED ON REVERSE






                             CONTINUED FROM FRONT

2. APPROVAL OF AN AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK OF THE COMPANY.

                                                  [ ]  FOR

                                                  [ ]  AGAINST

                                                  [ ]  ABSTAIN

3.   APPROVAL OF RATIFICATION OF APPOINTMENT OF AUDITORS

                                                  [ ]  FOR

                                                  [ ]  AGAINST

                                                  [ ]  ABSTAIN

4. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies regarding such matters heretofore given by the undersigned.

The Board of Directors recommends a vote FOR the nominees and FOR each of Proposals 2 and 3 above and if no specification is made, the shares will be voted FOR the election of the nominees named herein, and FOR approval of each of Proposals 2 an 3. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.


                                        Dated                    , 1997
                                              -------------------

                                        -------------------------------
                                            Stockholder's Signature

                                        -------------------------------
                                            Stockholder's Signature

                                        Signature should agree with name
                                        printed hereon. If Stock is held in the
                                        name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.
                                        PLEASE SIGN AND RETURN IN THE ENVELOPE
                                        ENCLOSED.